UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William Shrank to the Board of Directors

On July 10, 2024, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed William Shrank to the Board effective September 1, 2024.

Dr. Shrank, age 52, is a venture partner on the Bio + Health team of Andreessen Horowitz, a private venture capital firm, and has served in this role since 2023. Previously, Dr. Shrank served as Chief Medical Officer for Humana Inc. (“Humana”), a leading care delivery and health plan administration company, from April 2019 to August 2022. He also held the position of Chief Medical and Corporate Affairs Officer from July 2019 to July 2021, during which time he oversaw government affairs. Prior to joining Humana, Dr. Shrank served as Chief Medical Officer, Insurance Services Division, of the University of Pittsburgh Medical Center from April 2016 to February 2019. From 2013 to 2016, Dr. Shrank held several positions with CVS Health Corporation (“CVS Health”), including Senior Vice President, Chief Scientific Officer, and Chief Medical Officer of Provider Innovation. Prior to joining CVS Health, Dr. Shrank served as Director, Research and Rapid-Cycle Evaluation Group, for the Center for Medicare and Medicaid Innovation, part of the Centers for Medicare and Medicaid Services. Dr. Shrank began his career as a practicing physician with Brigham and Women’s Hospital in Boston, Massachusetts and as an assistant professor at Harvard Medical School. Dr. Shrank received a B.A. in Psychology from Brown University and an M.D. from Cornell University Medical College. He also holds a M.S. in Health Services from the University of California, Los Angeles. Dr. Shrank currently serves on the board of directors of one public company, WW International, Inc.

Dr. Shrank does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Dr. Shrank has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Dr. Shrank that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Dr. Shrank’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s definitive proxy statement for its January 25, 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 8, 2023. In addition, Dr. Shrank and the Company will enter into the Company’s standard form of indemnification agreement for directors, a copy of which has been filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2024 filed on June 27, 2024.

Item 7.01.	Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release announcing the appointment of Dr. Shrank, a copy of which is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such filing.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit	Description

99.1	Press Release of Walgreens Boots Alliance, Inc. dated July 10, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: July 10, 2024	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary